UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 23, 2019
Date of Report (date of earliest event reported)

Liberty Tax, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35588 (Commission File Number)	27-3561876 (IRS Employer Identification No.)
1716 Corporate Landing Parkway Virginia Beach, Virginia 23454 (Address of Principal Executive Offices) (ZIP Code)

(757) 493-8855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Equity and Asset Purchase Agreement

On August 27, 2019, Liberty Tax, Inc., a Delaware corporation (the “Company”), entered into an Equity and Asset Purchase Agreement (the “Purchase Agreement”) with Sears Hometown and Outlet Stores, Inc., a Delaware corporation (“SHOS”), and Franchise Group Newco S, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“Newco S”), pursuant to which, among other things, Newco S will acquire from SHOS (the “Acquisition”) the businesses of SHOS’s Sears Outlet segment and Buddy’s Home Furnishing Stores, each as described in SHOS’s annual report on Form 10-K for the fiscal year ended February 2, 2019 (collectively, the “Business”), for an aggregate purchase price of approximately $121 million in cash (the “Purchase Price”), subject to a customary net working capital adjustment. In addition, Newco S has agreed to reimburse SHOS for (i) up to $11.9 million in the aggregate for certain transaction expenses and employee payments and insurance costs incurred by SHOS in connection with the Acquisition and (ii) certain amounts payable by SHOS (the “SHOS Acquisition Payments”) in connection with the acquisition of SHOS by Transform Holdco LLC, a Delaware limited liability company (“Transform”), pursuant to the Agreement and Plan of Merger, dated as of June 1, 2019 (the “Merger Agreement”), by and among SHOS, Transform and Transform Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Transform. The Purchase Agreement provides that any SHOS Acquisition Payments (less certain amounts in respect of guaranteed minimum annual incentive plan bonuses) paid to SHOS by Newco S as part of the Purchase Price will be refunded to Newco S in the event that the Merger Agreement is validly terminated.

The Purchase Agreement provides that, upon the terms and conditions set forth therein, Newco S will acquire the Business through the purchase of certain assets and the assumption of certain liabilities, as well as the acquisition of the equity interests of certain subsidiaries of SHOS, in each case primarily used in or related to the Business. The Company is party to the Purchase Agreement solely for the purposes of Section 10.17 thereto, pursuant to which the Company will guarantee, among other things, the performance of Newco S’s obligations and the payment of amounts due to SHOS under the Purchase Agreement up to and including the closing of the Acquisition, in addition to agreeing to fund a certain equity contribution to Newco S in order to consummate the Acquisition. The guarantee provided by the Company terminates upon the closing of the Acquisition.

Consummation of the Acquisition is subject to certain conditions, including, without limitation, (i) there not being in effect any governmental order prohibiting the consummation of the Acquisition, (ii) the execution and delivery of certain certificates, instruments, documents and other items by the parties to the Purchase Agreement, (iii) Newco S receiving customary lien release documentation in respect of the Business from SHOS’s existing lenders, and (iv) there being no material adverse effect (as defined in the Purchase Agreement) of the Business between the signing of the Purchase Agreement and closing of the Acquisition (the “Closing”). In addition, the consummation of the Acquisition is subject to the condition that at least twenty (20) days have elapsed since the mailing of the information statement of SHOS to the stockholders of SHOS relating to the acquisition of SHOS by Transform and the consummation of the Acquisition being permitted under Regulation 14C of the Securities Exchange Act of 1934, as amended. The Acquisition is expected to close in October 2019.

The Purchase Agreement provides that, except in the case of fraud or under certain ancillary agreements entered into in connection with the Acquisition, SHOS will have no liability after the Closing with respect to any of its representations or warranties, or covenants to be performed prior to the Closing. However, in connection with the Acquisition, Newco S has obtained a customary buyer’s representation and warranty insurance policy providing for up to $13 million in coverage in the case of breaches of the representations and warranties contained in the Purchase Agreement subject to certain exclusions and a 1% retention. The employees of SHOS that are primarily dedicated to the Business are expected to transfer with the Business in connection with the Acquisition, as are Will Powell, Chief Executive Officer of SHOS, E.J. Bird, Chief Financial Officer of SHOS, and Michael A. Gray, Chief Operating Officer of SHOS.

Pursuant to the Purchase Agreement, at the Closing, SHOS and Newco S will enter into a customary transition services agreement pursuant to which SHOS and its affiliates will provide to Newco S and its affiliates, and Newco S and its affiliates will provide to SHOS and its affiliates, certain transition, migration and separation services mutually agreed upon by SHOS and Newco S, or as requested to be received by SHOS or Newco S and that were previously provided by SHOS or its affiliates to the Business or by the Business to SHOS or its affiliates (other than to subsidiaries of SHOS acquired by Newco S in connection with the Acquisition), as applicable, in the 6 months prior to the Closing. Such services will generally be provided for a period of 6 months following the Closing, which term may be extended for 3 months by the service recipient as provided in the Purchase Agreement. The service recipient will pay the service provider the agreed upon fees and costs set forth in the Purchase Agreement.

The parties to the Purchase Agreement have each made customary representations and warranties in the Purchase Agreement.

The Purchase Agreement contains certain customary termination rights for Newco S and SHOS, including a right by either party to terminate the Purchase Agreement if the Closing is not consummated by the October 23, 2019 (the “Outside Date”), subject to certain extensions as permitted pursuant to the Merger Agreement.

The Company has entered into a debt commitment letter with institutional lenders, providing the Company and Newco S with debt financing in an amount equal to $105,000,000, which, together with cash on the Company’s balance sheet and/or the cash subject to the Vintage Commitment (as defined below), will be used to consummate the Acquisition and pay all related fees and expenses with respect to the Acquisition. The Company has agreed to use commercially reasonable efforts to obtain the financing; however, consummation of the Acquisition is not conditioned on the availability of any financing. In addition, the Company has received a commitment from Tributum, L.P., an affiliate of Vintage Capital Management, LLC, that either it, or an affiliate thereof, will provide the Company with up to $40 million of equity financing through the direct or indirect purchase of shares of common stock of the Company at $12 per share (the “Vintage Commitment”).

The representations, warranties, covenants and agreements of SHOS contained in the Purchase Agreement have been made solely for the benefit of the Company and Newco S. In addition, such representations, warranties and covenants: (i) have been made only for purposes of the Purchase Agreement; (ii) have been qualified by (a) certain matters set forth in SHOS’s filings with the Securities and Exchange Commission and (b) disclosures made to the Company and Newco S in the disclosure letter delivered in connection with the Purchase Agreement; (iii) are subject to certain materiality qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors; and (iv) were made only as of the date of the Purchase Agreement and, in the event that the Closing occurs, as of the date of the Closing, or such other date as is specified in the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding SHOS, its subsidiaries or their respective businesses. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s or SHOS’s public disclosures.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 and incorporated by reference.

First Amendment to Buddy’s Credit Agreement

On August 23, 2019, Buddy’s Newco, LLC (“Buddy’s”) and Buddy’s Franchising and Licensing LLC (together with Buddy’s, the “Buddy’s Borrowers”), each as borrowers, and Franchise Group Intermediate B, LLC (“Buddy’s Parent”) entered into an Amendment Number One to Credit Agreement and Consent (the “First Amendment”) with various lenders party thereto (the “Buddy’s Lenders”) and Kayne Solutions Fund, L.P., as administrative agent and as collateral agent (“Buddy’s Agent”), which amends that certain Credit Agreement dated as of July 10, 2019 by and among the Buddy’s Borrowers, Buddy’s Parent, various lenders from time to time party thereto and the Buddy’s Agent (the “Buddy’s Credit Agreement”).

Pursuant to the terms and conditions of the First Amendment, the Buddy’s Agent and the required Buddy’s Lenders consented to the consummation of the Asset Acquisition (as defined below). The First Amendment also amended the Buddy’s Credit Agreement to, among other things, provide for a $23.0 million first priority senior secured term loan (the “Buddy’s Additional Term Loan”) to be made by certain of the Buddy’s Lenders to the Buddy’s Borrowers. The Buddy’s Additional Term Loan was used to consummate the Asset Acquisition, including (x) to repay certain existing indebtedness of A-Team Leasing, LLC (“A-Team”) and secure the release of liens on the assets acquired in connection with the Asset Acquisition and (y) to pay fees and expenses in connection with the Asset Acquisition. The Buddy’s Additional Term Loan will also be used (i) to pay fees and expenses in connection with the First Amendment and (ii) for general corporate purposes. The Buddy’s Additional Term Loan is subject to substantially the same terms as the existing term loan outstanding under the Buddy’s Credit Agreement.

The foregoing description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, which is filed as Exhibit 10.1 and incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in Item 1.01 to this Current Report on Form 8-K regarding the First Amendment is incorporated herein by reference.

Item 8.01	Other Events.

A-Team Acquisition

On August 23, 2019, Buddy’s entered into an asset purchase agreement pursuant to which Buddy’s acquired 41 Buddy’s Home Furnishings stores from A-Team, a franchisee of Buddy’s (the “Asset Acquisition”). In connection with the Asset Acquisition, Buddy’s repaid on behalf of A-Team approximately $18.6 million of the outstanding indebtedness of A-Team and the parties settled certain other existing payables that arose in the ordinary course of business.

Press Release

On August 27, 2019, the Company, issued a press release announcing, among other things, the entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

2.1	Equity and Asset Purchase Agreement, dated as of August 27, 2019, by and between Sears Hometown Outlet Stores, Inc., Franchise Group Newco S, LLC and solely for purposes of Section 10.17 thereto, Liberty Tax, Inc.*
10.1	Amendment Number One and Consent, dated as of August 23, 2019, to Credit Agreement, dated as of July 10, 2019, among Buddy’s Newco, LLC and Buddy’s Franchising and Licensing LLC, each as borrowers, Franchise Group Intermediate B, LLC, various lenders from time to time party thereto, and Kayne Solutions Fund, L.P., as administrative agent and as collateral agent.*
99.1	Press Release, dated August 27, 2019.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this report which are not historic facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the proposed transaction, the financing of the proposed transaction; and the timing of the proposed transaction. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, the acquired business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results or the benefits of the proposed transaction to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company. These risks and uncertainties include, but are not limited to, closing conditions to the proposed transaction may not be achieved, the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement, the effect of the announcement or pendency of the proposed transaction on business relationships, operating results and business generally, risks related to diverting management’s attention from ongoing business operations, the outcome of any legal proceedings that may be instituted related to the Purchase Agreement or the proposed transaction, and unexpected costs, charges or expenses resulting from the proposed transaction. Except as required by law, the Company undertakes no obligation to revise or update the forward-looking information contained in this report.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

2.1	Equity and Asset Purchase Agreement, dated as of August 27, 2019, by and between Sears Hometown Outlet Stores, Inc., Franchise Group Newco S, LLC and solely for purposes of Section 10.17 thereto, Liberty Tax, Inc.*
10.1	Amendment Number One and Consent, dated as of August 23, 2019, to Credit Agreement, dated as of July 10, 2019, among Buddy’s Newco, LLC and Buddy’s Franchising and Licensing LLC, each as borrowers, Franchise Group Intermediate B, LLC, various lenders from time to time party thereto, and Kayne Solutions Fund, L.P., as administrative agent and as collateral agent.*
99.1	Press Release, dated August 27, 2019.

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

	By:	/s/ Michael S. Piper
Michael S. Piper
Vice President and Chief Financial Officer

Dated: August 27, 2019